Exhibit 99.1

New Century Equity Holdings Corp. Announces Agreement to Acquire Wilhelmina International, Ltd.

DALLAS, Aug. 26/ PRNewswire-FirstCall/ - New Century Equity Holdings Corp. (OTC Bulletin Board: NCEH - News)  -- New Century Equity Holdings Corp. today announced that it has executed a definitive agreement to acquire Wilhelmina International, Ltd. and its affiliated companies, including Wilhelmina Models, Wilhelmina Miami, Wilhelmina Film & TV and Wilhelmina Artist Management.

Wilhelmina Models, founded 40 years ago by successful model Wilhelmina Cooper, is today one of the largest and most successful model management companies in the world representing women, men and children through its offices in New York, Los Angeles, and Miami.  As an innovator in the industry, Wilhelmina Models became the first fashion company to develop a specific division to exclusively represent premier talent in the worlds of music, sports and entertainment.  Today, that division, called Wilhelmina Artist Management, is one of the top in the industry with a roster that includes music superstars Fergie, Natasha Bedingfield, Ciara, Brandy, and many others. In addition, the sports roster has golf teaching legend David Leadbetter and the recently created Wilhelmina 7. Wilhelmina Artist Management helps create, develop, and maintain the brand identity of artists and athletes by securing major fashion campaigns, endorsements, marketing opportunities and tour sponsorships.  The Division has secured commercial endorsements, fashion campaigns and sponsorships for its artists with companies such as  Candie's shoes, Coca-Cola, Cover Girl, Dessert Beauty, Donna Karan, Hershey's, Hugo Boss, L'Oreal, Mattel,  Nautica, Nestle, Nike, and Pizza Hut.

At the closing of the transaction, New Century is expected to change its name to “Wilhelmina International, Inc.”  Wilhelmina will become New Century’s principal operating business.

Under the terms of the merger agreement, New Century will acquire Wilhelmina for consideration of $30 million, consisting of $15 million in cash and $15 million in shares of New Century common stock.  The aggregate purchase price is subject to certain adjustments tied to the performance of Wilhelmina’s core modeling business in 2008 and earnout payments tied to the performance of each of Wilhelmina Artist Management and Wilhelmina Miami.  The transaction is subject to the approval of New Century shareholders, together with other customary conditions, and is expected to close in the 4th quarter of 2008.

In connection with the execution of the transaction agreement, Newcastle Partners, L.P., an affiliate of New Century’s Chairman and acting Chief Executive Officer, Mark E. Schwarz, has agreed to provide to the company up to $5 million in additional equity financing on terms commensurate with the valuation of shares to be issued to Wilhelmina’s owners in the transaction.  These funds will be used by New Century to complete the transaction.  The financing arrangements have been approved separately by an independent committee of New Century’s Board of Directors.

Mr. Schwarz, commented, “After four-plus years of patience and perseverance in seeking  to identify an exceptional opportunity for New Century shareholders, we are pleased to announce the acquisition of Wilhelmina, one of the absolute top names in the model management industry worldwide.  Wilhelmina is a truly unique company that possesses a long-established record of success.  As a publicly-held company, Wilhelmina will be positioned to grow in a number of exciting areas, including artist management, television production and through possible future acquisitions.”

New Century will file with the Securities and Exchange Commission a Current Report on Form 8-K containing additional information concerning the Wilhelmina purchase agreement.

CONTACT:
New Century Equity Holdings Corp.
John Murray
Chief Financial Officer
(214) 661-7480

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves the expectations, plans, intentions or strategies of New Century Equity Holdings Corp. (“NCEH”) regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions.   Factors that could cause NCEH’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of the acquisition of Wilhelmina International, Ltd. and its affiliated companies (the “Wilhelmina Companies”), NCEH’s success in integrating the operations of the Wilhelmina Companies in a timely manner, or at all, and NCEH’s ability to realize the anticipated benefits of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include any additional risk factors identified in NCEH’s annual report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and NCEH’s subsequent quarterly reports on Form 10-Q.  The forward-looking statements in this release are based upon information available to NCEH as of the date of this release, and NCEH assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

NCEH INTENDS TO FILE A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE ACQUISITION OF THE WILHELMINA COMPANIES (THE “ACQUISITION”) AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO NCEH SHAREHOLDERS.  SHAREHOLDERS OF NCEH ARE ADVISED TO READ, WHEN AVAILABLE, NCEH’S PRELIMINARY PROXY STATEMENT, INCLUDING ANY AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH NCEH’S SOLICITATION OF PROXIES FOR THE SHAREHOLDERS MEETING TO BE HELD TO APPROVE THE ACQUISITION BECAUSE THE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT NCEH, THE WILHELMINA COMPANIES AND THE ACQUISITION.  THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION.  SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENTS, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: NEW CENTURY EQUITY HOLDINGS CORP., 200 CRESCENT COURT, SUITE 1400, DALLAS, TEXAS 75201, ATTENTION: MARK E. SCHWARZ.

NCEH AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM NCEH’S SHAREHOLDERS.  A LIST OF THE NAMES OF THOSE DIRECTORS AND THE OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN NCEH IS CONTAINED IN NCEH’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS AMENDED, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN NCEH’S PROXY STATEMENTS WHEN THEY BECOME AVAILABLE.  NCEH’S SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE ACQUISITION BY READING NCEH’S PROXY STATEMENTS WHEN THEY BECOME AVAILABLE.